Exhibit 99.B(d)(41)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended April 27, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund

Small/Mid Cap Equity Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation		Delaware Management Company, a series of Delaware Management Business Trust

By:	/s/ Timothy D. Barto	By:	/s/ Pat Coyne

Name:	Timothy D. Barto	Name:	Pat Coyne

Title:	Vice President	Title:	EVPI Managing Director
Chief Investment Officer, Equities

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended April    , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small Cap Fund

Small/Mid Cap Equity Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation		Delaware Management Company, a series of Delaware Management Business Trust

By:	/s/ Timothy D. Barto	By:	/s/ Pat Coyne

Name:	Timothy D. Barto	Name:	Pat Coyne

Title:	Vice President	Title:	EVPI Managing Director
Chief Investment Officer Equities